Exhibit 4.1

PUBLIC OFFERING SUBSCRIPTION AGREEMENT

PERFECT STING RACING CORPORATION

FOR MORE INFORMATION ON THE OFFERING, PLEASE SEE SCHEDULE A BEGINNING ON PAGE 3. FOR A COMPLETE DESCRIPTION OF THE PUBLIC OFFERING AND INFORMATION REGARDING INVESTMENT RISKS, YOU ARE URGED TO READ THE PROSPECTUS.

PLEASE READ THE INSTRUCTIONS ON SCHEDULE B BEGINNING ON PAGE 4 CAREFULLY ON HOW TO FILL IN AND COMPLETE THIS PUBLIC OFFERING SUBSCRIPTION AGREEMENT AND ALL OF THE SCHEDULES ATTACHED HERETO. INCOMPLETE SUBSCRIPTION AGREEMENTS WILL BE REJECTED.

The undersigned subscribes for and agrees to purchase shares of common stock of Perfect Sting Racing Corporation (the “Company”) pursuant to the offering (the “Public Offering”) described in, and upon the terms and conditions set forth in, the prospectus dated April     , 2012, as amended or supplemented through the closing of the Public Offering (the “Prospectus”), as follows.

Number of Shares You Wish to Purchase	Price Per Share	Total Purchase Price
	× $10.00	= $ (plus $3.50 if paying by debit card)

The shares purchased will be registered in my/our name only, as holder of record, and a receipt will be delivered to me/us as soon as practicable after the closing of the Public Offering. The receipt will be delivered to me/us at the address set forth below. I/we have given my/our Social Security or Tax Identification number and current telephone numbers below. PLEASE PRINT THE FOLLOWING INFORMATION LEGIBLY AND SIGN THIS SUBSCRIPTION AGREEMENT WHERE INDICATED ON THE NEXT PAGE OR YOUR SUBSCRIPTION WILL NOT BE ACCEPTED.

Name(s)	Social Security or Tax Identification number

Street Address	Daytime Phone:

City State Zip Code	Evening Phone:

If paying by debit card, complete the following:

Charge my:         ☐  Visa         ☐  MasterCard         ☐  Discover

Name on Card	Exp. Date

Debit Card Number	Security Code

The undersigned understands that the shares are being offered in reliance on the undersigned’s representations on Schedule C beginning on page 5 herein, and that the Company will rely on such representations in accepting any subscriptions for the shares. The undersigned agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including reasonable attorneys’ fees, sustained as a result of any misstatement or omission on the undersigned’s part.

SUBSTITUTE W-9

☐ Check this box if the following statement is true: I/we am/are not subject to back-up withholding either (1) because I/we am/are exempt from back-up withholding, (2) I/we have not been notified that I/we am/are subject to back-up withholding as a result of a failure to report all interest or dividends, or (3) the Internal Revenue Service has notified me/us that I/we am/are no longer subject to back-up withholding. Under the penalties of perjury, I/we certify that the information contained herein, including the Social Security number or taxpayer identification number given above, is true, correct and complete.

ACKNOWLEDGEMENT

THIS SUBSCRIPTION AGREEMENT IS NOT VALID UNLESS SIGNED.

Signature of Subscriber	Date	Signature of Subscriber	Date

Title:
(If subscribing as custodian, trustee, corporate officer, etc.)

SCHEDULE A

INFORMATION REGARDING THE PUBLIC OFFERING

FOR A COMPLETE DESCRIPTION OF THE PUBLIC OFFERING AND INFORMATION REGARDING INVESTMENT RISKS, YOU ARE URGED TO READ THE PROSPECTUS.

This agreement, together with all schedules (the “Subscription Agreement”), is part of our registration statement dated April     , 2012, and is to be used to purchase shares of our common stock in the Public Offering. In the Public Offering, we are offering 405,000 shares, $.001 par value, at $10.00 per share on a best efforts, all or none basis.

If you wish to take part in the Public Offering, you must complete the Subscription Agreement. You will be asked to tell us, among other things, how many shares you would like to purchase. PLEASE READ THE INSTRUCTIONS CAREFULLY ON HOW TO FILL IN AND COMPLETE THIS PUBLIC OFFERING SUBSCRIPTION AGREEMENT. INCOMPLETE SUBSCRIPTION AGREEMENTS WILL BE REJECTED.

All of the shares being offered in the Public Offering are required to be sold for there to be a closing of the Public Offering. We reserve the right to reject any subscriptions, in whole or in part, for any reason, in our sole discretion.

The Purchase Price for the shares may be paid for by check, money order, cash or debit card.

Purchases made by debit card are subject to a $3.50 per transaction surcharge for convenience purposes. If your subscription is not accepted for any reason, or if the offering does not close, you will not receive a return of the $3.50 per transaction surcharge paid, and you will lose the extra $3.50 per transaction that you paid.

WE MUST RECEIVE PROPERLY COMPLETED SUBSCRIPTION AGREEMENTS NO LATER THAN             , 2012 (THE “EXPIRATION DATE”), UNLESS EXTENDED.

TO SUBSCRIBE FOR STOCK, COMPLETE AND SIGN THE SUBSCRIPTION AGREEMENT AND RETURN IT WITH PAYMENT TO THE COMPANY AT:

901 S. Federal Highway

Hallandale Beach, FL 33009

Attention: Samira Sharmouj

CHECKS MUST BE MADE PAYABLE TO

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS ESCROW AGENT

SCHEDULE B

INSTRUCTIONS ON COMPLETING THIS PUBLIC OFFERING SUBSCRIPTION AGREEMENT

1.	You may only subscribe if you are a resident of one of the following states: California, Florida, Illinois, Kentucky, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania or Texas. You must submit proof of residency by attaching a legible copy of your driver’s license, passport or other government-issued photo identification. If the shares are to be issued in more than one name, both persons must supply a copy of their driver’s license, US passport or other government-issued photo identification.

PLEASE NOTE THE SPECIAL REQUIREMENTS FOR RESIDENTS OF CALIFORNIA, OREGON, KENTUCKY AND PENNSYLVANIA.

2.	YOU MUST COMPLETE ALL INFORMATION REQUESTED, including your current address, telephone number and social security number. Please print or type all information. Illegible documentation will be returned.

3.	You must complete the attached IRS Substitute Form W-9.

4.	If paying by debit card, note the added convenience charge.

5.	If you are paying by check or money order, please make the check or money order payable to “American Stock Transfer & Trust Company, LLC, as escrow agent” in the amount of the Total Purchase Price for the shares.

6.	Your subscription is subject to acceptance by the Company in its sole discretion and shall remain irrevocable until the closing date of the offering. If you subscription is accepted, the shares subscribed for will be issued at closing, provided the conditions of closing are satisfied (i.e. all of the shares in the Public Offering are subscribed for). If your subscription is not accepted for any reason, or if the offering does not close, your subscription amount will be returned to you promptly without interest or deduction (provided that the nonrefundable convenience fee, if you are paying by debit card, will not be returned).

7.	Please sign where indicated. If the shares are to be registered in more than one name, both persons must sign.

8.	A copy of your driver’s license, US passport or other government-issued photo identification must be returned with the subscription agreement.

9.	FOR ASSISTANCE CALL 1-888-638-1588 AND ASK TO SPEAK TO SAMIRA SHARMOUJ ABOUT THE PERFECT STING PUBLIC OFFERING.

SCHEDULE C

REPRESENTATIONS AND AGREEMENTS

By signing the Subscription Agreement, you (the “subscriber”) are representing to Perfect Sting Racing Corporation the following information:

1.	THE SUBSCRIBER IS AT LEAST EIGHTEEN (18) YEARS OF AGE AND IS A VALID RESIDENT OF THE STATE INDICATED ON PAGE 1 OF THIS SUBSCRIPTION AGREEMENT. The subscriber is under no legal disability nor is the subscriber subject to any order, which would prevent or interfere with the subscriber’s execution, delivery and performance of this Subscription Agreement or the purchase of the shares by the subscriber.

2.	THE AMOUNT OF THE INVESTMENT BY THE SUBSCRIBER (THE TOTAL PURCHASE PRICE BEING PAID BY THE SUBSCRIBER) DOES NOT EXCEED TEN PERCENT (10%) OF THE SUBSCRIBER’S LIQUID NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE).

3.	FOR PENNSYLVANIA AND KENTUCKY RESIDENTS ONLY: THE SUBSCRIBER AGREES AND ACKNOWLEDGES THAT:

a.	The subscriber has (1) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home, and home furnishings; or (2) a minimum net worth of $250,000, exclusive of automobile, home, and home furnishings, plus, in the case of Pennsylvania residents, estimated gross income of $65,000 during the current tax year, and in addition, in either case, that their investment does not exceed 10% of their net worth.

FOR CALIFORNIA AND OREGON RESIDENTS ONLY: THE SUBSCRIBER AGREES AND ACKNOWLEDGES THAT:

a.	The subscriber has (1) a minimum liquid net worth of $250,000, exclusive of home, home furnishings and automobile, plus estimated $65,000 gross income during the current tax year; or (2) a minimum liquid net worth of $500,000, exclusive of home, home furnishings and automobile, and in addition, in either case, that their investment does not exceed 10% of their net worth.

PLEASE CONFIRM IF YOU ARE A PENNSYLVANIA, KENTUCKY, CALIFORNIA OR OREGON SUBSCRIBER THAT YOU SATISFY THE FOREGOING REQUIREMENTS, AS APPLICABLE, BY CHECKING THE BOX AND INITIALING BELOW

☐  YES     ☐  No

4.	The subscriber has received and read the Prospectus.

5.	The subscriber understands that the shares are being offered in reliance on the subscriber’s representations herein, and that we will rely on such representations in accepting any subscriptions for the shares, and that we may, but shall not be obligated to, take such steps as we consider reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting subscriptions. The subscriber agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including reasonable attorneys’ fees, sustained as a result of any misstatement or omission on the subscriber’s part.

6.	This Subscription Agreement cannot be revoked by the subscriber and it is an irrevocable agreement binding on the subscriber, and on the subscriber’s heirs, estate, legal representatives, assigns and successors, and shall survive the subscriber’s death, disability or dissolution. Perfect Sting Racing Corporation, however, may reject the agreement prior to the subscriber’s acceptance of the same.

7.	The subscriber understands that the subscriber may not sell, transfer or assign this Subscription Agreement, or any interest or rights herein.

8.	The subscriber understands and agrees that the subscriber may not transfer any shares purchased hereunder or any interest therein (including by depositing any such shares in a brokerage account) unless it provides advance written notice to the Company at 901 S. Federal Highway, Hallandale Beach, FL 33099.

9.	If this Subscription Agreement is executed on behalf of a corporation, partnership, trust or other entity, the subscriber has/have been duly authorized to execute this Subscription

Agreement and all other instruments in connection with the purchase of the shares, and the signature(s) of the subscriber is/are binding upon such corporation, partnership, trust or other entity. The subscriber must return appropriate certification of such authorization.

10.	The provisions of this Subscription Agreement shall be construed and enforced according to the laws of Delaware. In the event there is any conflict between this Subscription Agreement and the Prospectus, the terms set forth in the Prospectus shall be controlling. Perfect Sting Racing Corporation reserves the right, in our sole discretion, to require completion or correction of any Subscription Agreement. We are not obligated to notify any subscriber of any defect in any Subscription Agreement and may accept or reject any Subscription Agreement in whole or in part for any reason or no reason.

11.	This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the purchase of shares of our common stock in the Public Offering and may be amended only in writing by the parties to be bound thereby.